UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
Date of Report (Date of Earliest Event Reported):
March 29, 2007
MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code   (585) 647-6400
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 29, 2007, Robert E. Mellor, who has served as director of Monro Muffler Brake, Inc. (the “Company”) since 2002, informed the Company that he will resign from the Board of Directors (the “Board”) of the Company at the Company’s 2007 Annual Meeting of Shareholders (the “2007 Annual Meeting”) in order to devote more time to his duties as Chairman of the Board of Directors, President and Chief Executive Officer of Building Materials Holding Corporation, as well as his duties as director of both Coeur d’Alene Mines Corporation and The Ryland Group, Inc. Mr. Mellor will continue to serve as a member of the Board, the Compensation Committee and Chairman of the Nominating Committee of the Company until the 2007 Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC.
(Registrant)

April 4, 2007	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland
General Counsel and Assistant Secretary